SECOND SUPPLEMENT DATED SEPTEMBER 28, 2000 TO THE

                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED

                                 APRIL 24, 2000

                       WASHINGTON UROLOGICAL SERVICES, LLC

                  Washington Urological Services, LLC, a Washington limited liability company (the "Company"), by this Second Supplement hereby amends and supplements its Confidential Private Placement Memorandum of April 24, 2000, as amended (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Second Supplement.

Extension of the Offering

                  Pursuant to the authority given to the Managing Board in the Memorandum, the Managing Board hereby elects to extend the offering termination date to December 5, 2000 (or earlier in the discretion of the Managing Board, upon the sale of all Units as provided in the Memorandum).